Exhibit 99

                        Registrar and Transfer Company
               10 Commerce Drive, Cranford, New Jersey 07016-3572
                                  www.rtco.com



July 30,2008                                            Tel: (908) 497-2300
                                                             Tel: (800) 866-1340
                                                             Fax: (908) 497-2310


Peter Katevatis
Mediscience Technology Corp
PO Box 598
Woodcrest Station
Cherry Hill, NJ 08034

      RE: Issuance of shares

Dear Peter:

      Listed below is a list of all the certificates that were issued to Peter Katevatis of Mediscience Technology Corporation Common Stock in the year 2006.


CERTIFICATE #     ISSUANCE DATE      SHARES       NAME

NU12465            05/18/2007        85,000       WILLIAM BAKER
NU12468            05/18/2007       102,000       DR FREDRICK NAFTOLIN MD
NU12475            06/27/2007        85,000       WILLIAM BAKER
NU12496            01/04/2008       121,429       WILLIAM BAKER
NU12504            02/26/2008        51,000       CHESTERBROOK PARTNERS


      If you have any questions regarding the above please feel free to call me at the number listed below.



Sincerely,


/s/ Henry Farrell

Henry Farrell
Senior Account Executive
(800)866-1340X2619



                     Securities Transfer Services Since 1899